EXHIBIT TO ITEM 77C
Touchstone Institutional Funds Trust
Touchstone Variable Series Trust
Touchstone Strategic Trust (6/30 & 12/31)
Touchstone Tax-Free Trust

At a Special Meeting of Shareholders of Touchstone Funds Group Trust, Touchstone Institutional Funds Trust, Touchstone Investment Trust, Touchstone Strategic Trust, Touchstone Tax-Free Trust and Touchstone Variable Series Trust (collectively, the "Touchstone Trusts") held on August 2, 2013 shareholders of the Touchstone Trusts voted to elect Mses. Jill T. McGruder and Susan J. Hickenlooper and Messrs. Phillip R. Cox, William C. Gale, Kevin A. Robie, and Edward J. VonderBrink as Trustees to the Touchstone Trusts. Messrs. H. Jerome Lerner and Donald C. Siekmann were not part of the election but will continue to serve as Trustees of the Touchstone Funds until 2014.

The results of the voting are as follows:

TRUST              PROPOSED           For            Against      Abstain
                   TRUSTEE

Touchstone         Jill T.       518,562,199.191   6,384,179.312    0.000
Funds Group        McGruder
Trust
                  Susan J.       518,936,408.667   6,009,969.836    0.000
                  Hickenlooper

                  Phillip R.     518,516,154.150   6,430,224.353    0.000
                  Cox

                  William C.     518,825,256.734   6,121,121.769    0.000
                  Gale

                  Kevin A.       518,636,926.508   6,309,451.995    0.000
                  Robie

                  Edward J.      517,910,145.450   7,036,233.053    0.000
                  VonderBrink

Touchstone        Jill T.        96,750,692.419    2,648,148.741    0.000
Institutional     McGruder
Funds Trust

                  Susan J.       96,488,135.236    2,910,705.924    0.000
                  Hickenlooper

                  Phillip R.     92,419,273.625    6,979,567.535    0.000
                  Cox

                  William C.     96,758,574.292    2,640,266.868    0.000
                  Gale
                  Kevin A.     96,697,646.782    2,701,194.378    0.000
                  Robie

                  Edward J.    96,555,274.312    2,843,566.848    0.000
                  VonderBrink

Touchstone
Investment
Trust

                  Jill T.     681,484,847.446   2,022,088.288    0.000
                  McGruder
                  Susan J.    681,519,338.960   1,987,596.774    0.000
                  Hickenlooper

                  Phillip     680,716,446.712    2,790,489.022   0.000
                  R. Cox

                  William     680,774,950.530    2,731,985.204   0.000
                  C. Gale

                  Kevin A.    680,760,911.212    2,746,024.522   0.000
                  Robie

                  Edward J.   680,635,015.472    2,871,920.262   0.000
                  VonderBrink

Touchstone
Strategic
Trust

                  Jill T.    149,862,983.412    2,883,941.662   0.000
                  McGruder

                  Susan J.   149,802,598.909    2,944,326.165   0.000
                  Hickenlooper

                 Phillip    149,727,714.736     3,019,210.338   0.000
                 R. Cox

                 William    149,906,896.481     2,840,028.593   0.000
                 C. Gale

                 Kevin A.   149,819,128.289     2,927,796.785   0.000
                 Robie

                 Edward J.  149,718,066.808     3,028,858.266   0.000
                 VonderBrink

Touchstone       Jill T.    194,663,139.146       186,754.449   0.000
Tax-Free         McGruder
Trust


                  Susan J.   192,870,432.553    1,979,461.042   0.000
                  Hickenlooper

                  Phillip    194,735,782.415      114,111.180   0.000
                  R. Cox
                  William    194,735,993.674      113,899.921   0.000
                  C. Gale

                  Kevin      194,735,841.094      114,052.501   0.000
                  A. Robie

                  Edward J.  194,693,078.154      156,815.441   0.000
                  VonderBrink

Touchstone        Jill T.     60,813,410.255      738,291.868   0.000
Variable          McGruder
Series Trust

                  Susan J.   60,741,693.172       810,008.951   0.000
                  Hickenlooper

                  Phillip    60,814,719.419       736,982.704   0.000
                  R. Cox

                  William    60,851,969.811       699,732.312   0.000
                  C. Gale

                  Kevin      60,827,628.012       724,074.111   0.000
                  A. Robie

                  Edward J.  60,591,180.667       960,521.456   0.000
                  VonderBrink